REORGANIZATION AGREEMENT

     This REORGANIZATION AGREEMENT dated as of July 28, 2010 (this “Agreement”) is by and between High Plains Gas, LLC, a Wyoming limited liability company (“HPG”), and Northern Explorations, LTD., (“NXPN”) a Nevada Corporation. HPG and NXPN are collectively referred to herein as the “Parties”.

     WHEREAS, the respective boards of directors of each of HPG and NXPN have approved the acquisition of HPG by NXPN (the “Acquisition”) upon the terms, and subject to the conditions, set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Acquisition shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated there under (the “Code”); and

     WHEREAS, HPG and NXPN desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

WHEREAS, NXPN desires to acquire 100% of the membership interest of HPG;

     NOW, THEREFORE, The Boards of Directors of NXPN and HPG deem it advisable and in their best interests that the members of HPG acquire an 80% controlling interest in the securities of NXPN, and NXPN acquire a 100% controlling interest in the securities of HPG, in accordance with the terms and conditions of this Reorganization Agreement.

1. Pre-Closing Actions of NXPN. Either prior to or immediately upon execution of this Agreement and prior to any Closing as set forth herein, NXPN shall undertake the following actions:

     (a) The Board of Directors of NXPN shall unanimously approve and deliver to Cutler Law Group ("Escrow") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (b) increasing or directing the size of the Board of Directors to be three members; (c) electing three persons designated by HPG to the Board of Directors, and (d) approving a name change of the corporation to High Plains Gas, Inc.

     (b) NXPN shall prepare and deliver to counsel for HPG for review a Form 8-K filing which reflects the transactions contemplated by this Agreement, as required to be filed with the Securities and Exchange Commission (the “Commission”) on the Closing Date (defined below)

     (c) NXPN shall either complete a reverse split of its common stock or cancel or cause to be cancelled a total of 86,720,000 shares of its common stock such that at Closing there shall be a total of 13,000,000 shares of common stock issued and outstanding.

     (d) NXPN shall issue and deliver to Cutler Law Group as Escrow (the “Escrow Agent”) for a total of 52,000,000 shares of common stock of NXPN (which at the time of Closing will reflect at least 80% of the fully diluted issued and outstanding common stock of NXPN) for delivery to members of HPG at Closing (the "Escrowed NXPN Shares"). NXPN shall also issue and deliver to the Escrow Agent a Certificate of Designation for a class of preferred stock with six million shares, each of which shall have ten votes per share (the

“Escrowed NXPN Preferred Shares”). The NXPN Preferred Shares shall be issued to Mark

D.	Hettinger and delivered to the Escrow Agent for delivery at Closing.

(e) NXPN will deliver letters of resignation of NXPN’s current officers and directors to be effective at the Closing Date;

     (f) NXPN shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

2. Pre-Closing Actions of HPG. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, HPG shall undertake the following actions:

     (a) HPG shall cause its Board of Managers to execute and deliver resolutions approving the Transactions set forth herein.

     (b) HPG shall deliver to Cutler Law Group as Escrow (the “Escrow Agent”) limited liability company interests which represents 100% of the equity of HPG, for delivery to NXPN at Closing (the "Escrowed HPG Shares").

     (c) HPG shall complete and deliver to NXPN a complete audit of its financial statements, including any interim or other financial statements required for inclusion in the Form 8-K filing to be completed at Closing, (the “HPG Financial Statements”).

     (d) HPG shall cooperate with its reasonable best efforts to assist NXPN to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

3. Conditions to Closing. The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

     (a) the representations and warranties of HPG as set forth in Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of HPG shall have occurred;

     (b) the representations and warranties of NXPN as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of NXPN shall have occurred;

     (c) all the documents necessary to be filed with local, state and federal authorities are prepared

     (d) NXPN shall have provided the board resolutions and any other approval required to complete the board election and the name change.

     (e) NXPN shall retain its good standing as a publicly company quoted on the OTCBB under the symbol "NXPN".

4.	At the Closing.

(a) At the Closing, Cutler Law Group shall release from escrow letters of resignation and the NXPN Board Resolutions effectuating the election of three new members of the Board of Directors.

     (b) At the Closing, Cutler Law Group shall deliver the Escrowed NXPN Shares to HPG for delivery to members of HPG.

     (c) At the Closing, Cutler Law Group shall deliver the Escrowed NXPN Preferred Shares to Mark Hettinger.

	(d)	At the Closing, Cutler Law Group shall deliver the Escrowed HPG Shares to
NXPN.

	(e)	At the Closing, the existing officers of NXPN shall resign and be replaced by those officers appointed by the new Board of Directors.

     (f) Immediately subsequent to the Closing, the combined entities will file the Form 8-K required for the transactions contemplated by this Agreement.

5. Timing of Closing. The Closing is anticipated to occur within 90 days of this Agreement, but shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur as soon as possible after the execution of this Agreement and upon completion of the amendment to the Articles of Incorporation, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before December 31, 2010, (i) the Escrow Agent shall return the Escrowed HPG Shares to HPG and (ii) the Escrow Agent shall return the Escrowed NXPN Shares and the Escrowed NXPN Preferred Shares to NXPN.

6. Representations of HPG. Except as set forth in the HPG Financial Statements delivered as set forth in Section 2(c) above, HPG represents and warrants as follows:

     (a) Ownership of Shares. As of the Closing Date, NXPN will become the record and beneficial owner of the Escrowed HPG Shares. The Escrowed HPG Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws. The Escrowed HPG Shares shall reflect 100% of the ownership equity of HPG.

     (b) Fully paid and Nonassessable. The Escrowed HPG Shares constitute duly and validly issued ownership interests of HPG, and are fully paid and nonassessable, and HPG further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

     (c) Organization of HPG; Authorization. HPG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of HPG; enforceable against it in accordance with its terms. Except as set forth on Schedule 6(c), HPG has no subsidiaries.

     (d) Capitalization. As of the Closing Date, HPG has a total of 55.263 units of membership interest. All of the issued and outstanding membership interests of HPG are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of any of HPG obligating such entity to issue any additional shares of common or preferred stock, any ownership interest or any of its securities of any kind.

      (e) No Conflict as to HPG. Neither the execution and delivery of this Agreement nor the consummation of the exchange of the Escrowed HPG Shares will (a) violate any provision of the membership agreement or by-laws (or other governing instrument) of HPG or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of HPG under, any material agreement or commitment to which HPG is a party or by which its property or assets is bound, or to which any of the property or assets of HPG is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to HPG except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of HPG.

     (f) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by HPG in connection with the execution, delivery and performance of this Agreement by HPG or the consummation of the sale of the Escrowed HPG Shares.

     (g) Other Consents. No consent of any Person is required to be obtained by HPG to the execution, delivery and performance of this Agreement or the consummation of the sale of the Escrowed HPG Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of HPG as a whole.

     (h) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving HPG which is likely to have a material adverse effect on the business or financial condition of HPG as a whole, or which questions or challenges the validity of this Agreement. HPG is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of HPG as a whole.

(i)	Absence of Certain Changes. HPG has not:

1. suffered the damage or destruction of any of its properties or assets

(whether or not covered by insurance) which is materially adverse to the business or financial condition, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

     3. other than the HPG Escrowed Shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

     5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

     9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     10. sold, transferred or otherwise disposed of any material assets, including without limitation technology and intangible assets;

     11. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     (j) Compliance with Law. The operations of HPG have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of HPG as a whole. HPG has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. HPG has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

     (k) Title to Properties. HPG owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the HPG Financial Statements. All properties and assets, including without limitation technology and intangible assets, are free and clear of all material encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the HPG Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of such financial statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of HPG as a whole and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of HPG include all rights, properties and other assets necessary to permit HPG to conduct business in all material respects in the same manner as it is conducted on the date of this Agreement.

7. Representations of NXPN. NXPN for its respective rights and interests represents and warrants as follows:

     (a) Organization; Authorization. NXPN is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of NXPN and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. NXPN has no subsidiaries.

     (b) Capitalization. The authorized capital stock of NXPN consists of 150,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock, authorized. As of the date of this Agreement, NXPN has 99,720,000 shares of common stock issued and outstanding (not reflecting the proposed reverse stock split contemplated hereby) and no shares of preferred stock issued and outstanding. As of the Closing Date, NXPN shall have no more than 13,000,000 shares of common stock outstanding (not including the NXPN Escrowed Shares), and only the 6,000,000 NXPN Escrowed Preferred Shares. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of NXPN are validly issued, fully paid and non-assessable and, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of NXPN obligating any of NXPN to issue any additional shares of common or preferred stock or any of its securities of any kind, except for such shares or securities called for in this Agreement. The Common Stock of NXPN is presently quoted on the over-the-counter bulletin board under the symbol “NXPN”. NXPN is current in all of its required filings with the US Securities and Exchange Commission.

     (c) No Conflict as to NXPN and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a)

violate any provision of the articles of incorporation or organization of NXPN or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of NXPN or any of its Subsidiaries under, any material agreement or commitment to which any of NXPN, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of NXPN or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to NXPN or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of NXPN and its subsidiaries, taken as a whole.

     (d) Consents and Approvals of Governmental Authorities. Except with respect to a Form 8-K filing with the US Securities and Exchange Commission, as well as a 14C Information Statement to complete a reverse split, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by NXPN in connection with the execution, delivery and performance of this Agreement by NXPN or the consummation of the transactions contemplated herein.

     (e) Other Consents. No consent of any Person is required to be obtained by NXPN to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of NXPN.

      (f) Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving NXPN or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of NXPN and any of its Subsidiaries, taken as whole, or which would require a payment by NXPN or its subsidiaries in excess of $10,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither NXPN nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of NXPN or any of its Subsidiaries, taken as a whole, or which would require a payment by NXPN or its Subsidiaries in excess of $10,000 in the aggregate.

(g)	Absence of Certain Changes. Neither NXPN nor any of its Subsidiaries has: 1. suffered the damage or destruction of any of its properties or assets

(whether or not covered by insurance) which is materially adverse to the business or financial condition of NXPN and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     2. except with respect to a proposed amendment to complete a reverse stock split, add a class of authorized preferred stock, and subsequently an amendment to change the name of the corporation, made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

     3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

     6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     9. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

     10. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

	11.	entered into any collective bargaining or union contract or agreement;
or

	12.	other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of NXPN and their subsidiaries taken as a whole.

      (h) Compliance with Law. The operations of NXPN and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of NXPN and its Subsidiaries, taken as a whole, or which would not require a payment by NXPN or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither NXPN nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. NXPN and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

8. Noncircumvention. It is understood that in connection with the transactions contemplated hereby, HPG has been and will be seeking to find investors willing to provide loans and/or capital investments to finance business plans. In connection therewith, NXPN will not, and it will cause its directors, officers, employees, agents and representatives not to attempt, directly or indirectly, (i) to contact any party introduced to it by HPG, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by HPG, without the express written permission of the introducing party and without having entered into a commission agreement with the introducing party. Any violation of the covenant shall be deemed an attempt to circumvent HPG, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

9. No Solicitations. From and after the date of this Agreement until the Closing Date or termination of this Agreement pursuant, neither NXPN nor HPG will nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

10. Notices. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to HPG:	High Plains Gas, LLC
6800 Force Road
Gillette, WY 82718
Attn: Mark D. Hettinger
	Telephone:	(307) 686-5030
	Facsimile:	(307) 682-7206

With a copy to:

Cutler Law Group
3355 West Alabama, Suite 1150
Houston, TX 77098
Attn: M. Richard Cutler
	Telephone:	(713) 888-0040

Facsimile: (800) 836-0714

If to NXPN:		c/o Randall J. Lanham, Esq.
28562 Oso Parkway
Unit D
Rancho Santa Margarita, CA 92688
Telephone: (949) 858-6773
Facsimile: (949) 858-6774

11.	Successors.	This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

12. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

13. Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

14. Confidential Information. Each of HPG and NXPN hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other’s business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively “Confidential Information”). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party’s agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this agreement, and a condition that shall survive the termination of this Agreement. Consequently, each party shall use Confidential Information for the sole purpose of performing its obligations as provided herein.

15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

16. Costs and Expenses. Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

17. Attorney’s Fees. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney’s Fees and Costs.

18. Finders. HPG and NXPN represents and warrants that there are no finders or other parties which have represented HPG or NXPN in connection with this transaction which have not received appropriate compensation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of:	High Plains Gas, LLC,
A Wyoming limited liability company

By: _/s/__ Mark D. Hettinger
Mark D. Hettinger
Chief Executive Officer

For and on behalf of:	Northern Explorations, Ltd.
a Nevada corporation

By:_/s/__ Kenneth J. Yonika
Kenneth J. Yonika
President and Chief Executive Officer

By:__/s/__ Steve Lanham
Steve Lanham
Director